Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

Big Lots Reports Q2 Results

Comparable sales growth and gross margins in line with guidance

Q2 GAAP EPS loss of $2.91; adjusted EPS loss of $2.28

Inventory reduction efforts on track; reiterating Q4 gross margin normalization

Accelerating initiatives to drive shareholder value

FOR Q2 RESULTS PRESENTATION, PLEASE VISIT: https://www.biglots.com/corporate/investors

Columbus, Ohio – August 30, 2022 – Big Lots, Inc. (NYSE: BIG) today reported a net loss of $84.2 million, or $2.91 per share, for the second quarter of fiscal 2022 ended July 30, 2022. This result includes an after-tax charge of $18.1 million, or $0.63 per share associated with store asset impairment charges. Excluding this charge, the adjusted net loss was $66.0 million, or $2.28 per share (see non-GAAP table included later in this release). Net income for the second quarter of fiscal 2021 was $37.7 million, or $1.09 per diluted share.

Net sales for the second quarter of fiscal 2022 totaled $1.35 billion, a 7.6% decrease compared to $1.46 billion for the same period last year, and an increase of 7.5% compared to the second quarter of 2019. The decline to last year was driven by a comparable sales decrease of 9.2%. The 3-year comparable sales growth rate was 3.6% in the second quarter of fiscal 2022, an acceleration from 1.9% in the first quarter. Net new stores and relocations contributed approximately 160 basis points of sales growth compared to the second quarter of 2021.

Commenting on today’s results announcement, Bruce Thorn, President and CEO of Big Lots stated, “We remain laser focused on helping our customers navigate these challenging times by delivering outstanding value across our assortment. We are managing the business prudently, while working hard to build a stronger company and deliver on our commitments to our customers, associates, and shareholders.”

Mr. Thorn continued, “I’d like to thank our associates for rising to the challenge in Q2, by continuing to provide an elevated customer shopping experience and again achieving a top-tier Net Promoter Score above 80%. Our outstanding team helped us to deliver results in line with the financial guidance we provided coming into the quarter. We managed costs tightly, made great progress on repositioning our assortment towards better bargains/closeouts and lower price points, and took important steps to enhance our balance sheet and secure our liquidity. We also brought inventories down materially versus Q1, putting us on track to right-size our inventory position by Q4.”

“This, in turn, better positions us to bring even more deals to our customers. Consumers are stretched by inflation and starting to trade down more. We are here to help them, with strategically adjusted opening price points and great value throughout our stores. Further, we are making our bargains/closeouts and treasures even easier to find with end-caps and signage that are simpler and more compelling.”

“We are moving faster to provide even better deals and assortments for our customers by leveraging our vendor relationships and excellent private label brands. We are also building additional capabilities to grow our ecommerce business. We remain highly confident in the enormous value creation opportunity from Operation North Star, and I’ve never been more excited about the future.”

A summary of adjustments to loss per diluted share is included in the table below.

Q2 2022

Earnings (loss) per diluted share - as reported	($2.91)

Adjustment to exclude store asset impairment charges (1)	$0.63

Earnings (loss) per diluted share - adjusted basis	($2.28)

(1) Non-GAAP detailed reconciliation provided in statement below

Inventory and Cash Management
Inventory ended the second quarter of fiscal 2022 at $1,159.0 million compared to $943.8 million for the same period last year, with the 22.8% increase encompassing significantly higher unit costs and a significant increase in in-transit inventory.

The company ended the second quarter of fiscal 2022 with $49.1 million of Cash and Cash Equivalents and $252.6 million of Long-term Debt, compared to $293.3 million of Cash and Cash Equivalents and no Long-term Debt as of the end of the second quarter of fiscal 2021. On July 29th, the company entered into an engagement letter with PNC Capital Markets LLC and PNC Bank, National Association, pursuant to which PNC Capital Markets has agreed to arrange, on a best efforts basis, a 5-year syndicated asset-based revolving credit facility up to $900 million, with an additional uncommitted increase option of up to $300 million. The company expects to enter into the new credit facility during the third fiscal quarter ending October 28, 2022, replacing and refinancing its existing $600 million 5-year unsecured credit facility.

Dividend and Share Repurchases
As announced in a prior release, on August 23, 2022 the Board of Directors declared a quarterly cash dividend of $0.30 per common share. This dividend payment of approximately $8.7 million will be payable on September 23, 2022, to shareholders of record as of the close of business on September 9, 2022. The company did not execute any share repurchases during the quarter. The company has $159 million remaining under its December 2021 $250 million authorization.

Company Outlook
For the third quarter, the company expects one-year comps to be down in the low double-digit range. Net new stores will add about 140 bps of growth versus 2021. The company expects continued significant promotional activity in Q3, resulting in a quarter gross margin rate into the mid-30s, and that SG&A dollars will grow low single-

digits to 2021. Given an atypically wide range of outcomes, the company is not providing EPS guidance at this point. The company expects a share count of approximately 28.9 million for Q3. The company is taking aggressive actions to significantly improve the gross margin rate in Q4, to a rate that is approximately in-line with the prior year quarter. In addition, the company will continue to take actions to reduce expenses.

Conference Call/Webcast
The company will host a conference call today at 8:00 a.m. ET to discuss the financial results for the second quarter of fiscal 2022. A webcast of the conference call is available through the Investor Relations section of the company’s website http://www.biglots.com. An archive of the call will be available through the Investor Relations section of the company’s website http://www.biglots.com/ after 12:00 p.m. ET today and will remain available through midnight ET on Tuesday, September 13, 2022. A replay of this call will also be available beginning today at 12:00 p.m. ET through September 13 by dialing 877.660.6853 (Toll Free) or 201.612.7415 (Toll) and entering Replay Conference ID 13732156.

About Big Lots
Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is one of America’s largest home discount retailers, operating more than 1,440 stores in 48 states, as well as a best-in-class ecommerce platform with expanded fulfillment and delivery capabilities. The Company’s mission is to help customers “Live Big and Save Lots” by offering unique treasures and exceptional bargains on everything for their home, including furniture, seasonal decor, kitchenware, pet supplies, food items, laundry and cleaning essentials and more. Big Lots is the recipient of Home Textiles Today's 2021 Retail Titan Award. For more information about the company or to find the store nearest you, visit biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “approximate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance and are applicable only as of the dates of such statements. Although the company believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect business, financial condition, results of operations or liquidity.

Forward-looking statements that the company makes herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, developments related to the COVID-19 coronavirus pandemic, current economic and credit conditions, the cost of goods, the inability to successfully execute strategic initiatives, competitive pressures, economic pressures on customers and the company, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risk that the company is unable to refinance or replace its $600 million five-year unsecured credit facility or amend the synthetic lease for its distribution center in Apple Valley, California as contemplated by the consent letters entered into by the company with respect to the credit facility and synthetic lease, the risks discussed in the Risk Factors section of the company’s most recent Annual Report on Form 10-K, and other factors discussed from time to time in other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the company makes on related subjects in public announcements and SEC filings.

CONTACTS:

Investor Relations
Alvin Concepcion
aconcepc@biglots.com
614-278-2705

Tom Filandro
Tom.filandro@icrinc.com
646-277-1235

Media Relations
Josh Chaney
jchaney@biglots.com
614-398-8896

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	JULY 30	JULY 31
	2022	2021
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$49,144	$293,322
Inventories	1,159,008	943,776
Other current assets	110,926	142,066
Total current assets	1,319,078	1,379,164

Operating lease right-of-use assets	1,700,600	1,652,631

Property and equipment - net	753,696	737,259

Deferred income taxes	20,991	18,316
Other assets	36,995	35,355
	$3,831,360	$3,822,725

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$403,697	$390,597
Current operating lease liabilities	233,883	218,930
Property, payroll and other taxes	95,323	102,477
Accrued operating expenses	121,583	137,874
Insurance reserves	40,210	36,033
Accrued salaries and wages	23,476	72,306
Income taxes payable	1,632	1,396
Total current liabilities	919,804	959,613

Long-term debt	252,600	0

Noncurrent operating lease liabilities	1,572,575	1,492,148
Deferred income taxes	0	1,287
Insurance reserves	59,621	58,955
Unrecognized tax benefits	8,266	10,392
Other liabilities	127,767	146,961

Shareholders' equity	890,727	1,153,369
	$3,831,360	$3,822,725

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	JULY 30, 2022		JULY 31, 2021
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,346,221	100.0	$1,457,374	100.0
Gross margin	438,548	32.6	577,797	39.6
Selling and administrative expenses	510,444	37.9	488,658	33.5
Depreciation expense	37,197	2.8	35,289	2.4
Operating (loss) profit	(109,093)	(8.1)	53,850	3.7
Interest expense	(3,904)	(0.3)	(2,296)	(0.2)
Other income (expense)	257	0.0	(133)	(0.0)
(Loss) income before income taxes	(112,740)	(8.4)	51,421	3.5
Income tax (benefit) expense	(28,590)	(2.1)	13,714	0.9
Net (loss) income	($84,150)	(6.3)	$37,707	2.6

Earnings (loss) per common share
Basic	($2.91)		$1.11
Diluted	($2.91)		$1.09

Weighted average common shares outstanding
Basic	28,919		34,004
Dilutive effect of share-based awards	—		712
Diluted	28,919		34,716

Cash dividends declared per common share	$0.30		$0.30

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	26 WEEKS ENDED		26 WEEKS ENDED
	JULY 30, 2022		JULY 31, 2021
		%		%
	(Unaudited)		(Unaudited)

Net sales	$2,720,935	100.0	$3,082,926	100.0
Gross margin	943,142	34.7	1,231,744	40.0
Selling and administrative expenses	991,223	36.4	986,076	32.0
Depreciation expense	74,553	2.7	69,266	2.2
Operating (loss) profit	(122,634)	(4.5)	176,402	5.7
Interest expense	(6,654)	(0.2)	(4,864)	(0.2)
Other income	1,297	0.0	827	0.0
(Loss) income before income taxes	(127,991)	(4.7)	172,365	5.6
Income tax (benefit) expense	(32,759)	(1.2)	40,095	1.3
Net (loss) income	($95,232)	(3.5)	$132,270	4.3

Earnings (loss) per common share
Basic	($3.31)		$3.81
Diluted	($3.31)		$3.75

Weighted average common shares outstanding
Basic	28,770		34,676
Dilutive effect of share-based awards	—		643
Diluted	28,770		35,319

Cash dividends declared per common share	$0.60		$0.60

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	JULY 30, 2022	JULY 31, 2021
	(Unaudited)	(Unaudited)

Net cash provided by (used in) operating activities	$60,824	($62,135)

Net cash used in investing activities	(45,631)	(44,916)

Net cash used in financing activities	(27,756)	(212,956)

Decrease in cash and cash equivalents	(12,563)	(320,007)
Cash and cash equivalents:
Beginning of period	61,707	613,329
End of period	$49,144	$293,322

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	26 WEEKS ENDED	26 WEEKS ENDED
	JULY 30, 2022	JULY 31, 2021
	(Unaudited)	(Unaudited)

Net cash (used in) provided by operating activities	($135,409)	$142,158

Net cash used in investing activities	(86,872)	(77,086)

Net cash provided by (used in) financing activities	217,703	(331,306)

Decrease in cash and cash equivalents	(4,578)	(266,234)
Cash and cash equivalents:
Beginning of period	53,722	559,556
End of period	$49,144	$293,322

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: selling and administrative expenses, selling and administrative expense rate, operating loss, operating loss rate, income tax benefit, effective income tax rate, net loss, and diluted earnings (loss) per share for the second quarter of 2022 and the year-to-date 2022 (GAAP financial measures) to adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating loss, adjusted operating loss rate, adjusted income tax benefit, adjusted effective income tax rate, adjusted net loss, and adjusted diluted earnings (loss) per share (non-GAAP financial measures).

Second Quarter of 2022 - Thirteen weeks ended July 30, 2022

	As Reported	Adjustment to exclude store asset impairment charges	As Adjusted (non-GAAP)
Selling and administrative expenses	$510,444	$(24,105)	$486,339
Selling and administrative expense rate	37.9%	(1.8%)	36.1%
Operating loss	(109,093)	24,105	(84,988)
Operating loss rate	(8.1%)	1.8%	(6.3%)
Income tax benefit	(28,590)	5,956	(22,634)
Effective income tax rate	25.4%	0.1%	25.5%
Net loss	(84,150)	18,149	(66,001)
Diluted earnings (loss) per share	$(2.91)	$0.63	$(2.28)

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating loss, adjusted operating loss rate, adjusted income tax benefit, adjusted effective income tax rate, adjusted net loss, and adjusted diluted earnings (loss) per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) store asset impairment charges of $24,105 ($18,149, net of tax).

Year-to-Date 2022 - Twenty-six weeks ended July 30, 2022

	As Reported	Adjustment to exclude store asset impairment charges	As Adjusted (non-GAAP)
Selling and administrative expenses	$991,223	$(24,105)	$967,118
Selling and administrative expense rate	36.4%	(0.9%)	35.5%
Operating loss	(122,634)	24,105	(98,529)
Operating loss rate	(4.5%)	0.9%	(3.6%)
Income tax benefit	(32,759)	5,956	(26,803)
Effective income tax rate	25.6%	0.2%	25.8%
Net loss	(95,232)	18,149	(77,083)
Diluted earnings (loss) per share	$(3.31)	$0.63	$(2.68)

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating loss, adjusted operating loss rate, adjusted income tax benefit, adjusted effective income tax rate, adjusted net loss, and adjusted diluted earnings (loss) per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP store asset impairment charges of $24,105 ($18,149, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.